Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-effective Amendment No. 4 to the Form S-11 Registration Statement on Form S-3 of our report dated February 20, 2014, related to the combined statements of revenues and certain expenses of the Southeast Medical Office Properties (Nine Properties), which appears in CNL Healthcare Properties, Inc.’s Current Report on Form 8-K/A dated December 22, 2014.

We also hereby consent to the incorporation by reference in this Post-effective Amendment No. 4 to the Form S-11 Registration Statement on Form S-3 of CNL Healthcare Properties, Inc. of our report dated April 13, 2015, relating to the statements of revenues and certain expenses of the Southeast Medical Office Properties – UT Cancer Institute Building (One Property), which appears in CNL Healthcare Properties, Inc.’s Current Report on Form 8-K/A dated February 20, 2015.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ AGH, LLC

Atlanta, Georgia

October 1, 2015